GLO CPAs, LLLP
12941 Interstate 45 North, Suite 422
Houston, Texas 77060
P: 713.621.4700
F: 281.873.5383
www.glocpa.com

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement on Form S-8 of Hammonds Industries, Inc. and to the incorporation by reference therein of our report dated March 18, 2008 with respect to the consolidated financial statements of Hammonds Industries, Inc. as of December 31, 2007 and for each of the years ended December 31, 2006 and 2007 included in the Annual Report on Form 10-K, as amended, of Hammonds Industries, Inc. for the fiscal year ended December 31, 2007.

GLO CPAs, LLLP

GLO CPAs, LLLP

Houston, Texas
November 7, 2008